UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 7, 2011

    VISUALANT, INCORPORATED

(Exact name of Registrant as specified in its charter)

Nevada	0-25541	91-1948357
(State or jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Union Street, Suite 406

Seattle, Washington 98101

                (206) 903-1351

(Address of Registrant’s principal executive office and telephone number)

Section 8 – Other Events

Item 8.01 – Other Events.

On September 6, 2011, the Company announced that it was issued US Patent No. 7,996,173, entitled “Method, Apparatus and Article to Facilitate Distributed Evaluation of Objects Using Electromagnetic Energy,” by the United States Office of Patents and Trademarks.

The Visualant Spectral Pattern Matching (“SPM”) technology was developed by renowned research scientists, Drs. Tom Furness and Brian Schowengerdt. A number of years were spent in the laboratory developing a unique proprietary approach to mapping color at the photon level and using that mapping as a basis for authentication and diagnostics. In conjunction with the stellar work being done in the lab, the Company pursues an aggressive patent strategy to protect its unique intellectual property.

Drs. Furness and Schowengerdt and their laboratory development team brought a generation of experience to the Visualant SPM development process. Dr. Furness is known in many circles as the “Father of Virtual Reality.” Dr. Schowengerdt is an internationally renowned leader in the field of color perception.

This is the Company’s first patent covering its SPM technology.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits –

Exhibit No.	Description

99.1	Press Release of Visualant, Inc. dated September 6, 2011 related to a patent award for the SPM technology.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: VISUALANT, INCORPORATED

By:	/s/ Mark Scott
Mark Scott, CFO

September 7, 2011

Exhibit Index

Exhibit No.	Description

99.1	Press Release of Visualant, Inc. dated September 6, 2011 related to a patent award for the SPM technology.